Exhibit 10.27

ASSIGNMENT OF AGREEMENT OF SALE

This Assignment of Agreement of Sale (this Assignment) is made to be effective as of August 19, 2009, by BEHRINGER HARVARD MULTIFAMILY OP I LP, a Delaware limited partnership (Assignor), and BEHRINGER HARVARD NOHO, LLC, a Delaware limited liability company (Assignee).

BACKGROUND

A.             Assignor, as Purchaser, entered into an Agreement of Sale with SF NO HO LLC, a California limited liability company, as Seller, dated effective August 12, 2009 (the Agreement), covering the property located in North Hollywood, California, commonly known as The Gallery at NoHo Commons, and more particularly described in the Agreement.

B.              Assignor wants to assign all of its interest in the Agreement to Assignee and Assignee wants to accept the assignment.

AGREEMENT

For good and valuable consideration, the receipt of which is acknowledged, Assignor assigns to Assignee all of Assignor’s right, title and interest in, to and under the Agreement, including, without limitation, all of Assignor’s interest in the Earnest Money Deposit (as defined in the Agreement). Assignee accepts the assignment and assumes and shall perform all of Assignor’s duties and obligations under the Agreement. Notwithstanding the foregoing assignment and assumption, Assignor shall remain liable for all of the obligations, as Purchaser, under the Agreement.

ASSIGNOR:

BEHRINGER HARVARD MULTIFAMILY OP I LP, a Delaware limited partnership

By:	BHMF Inc.,
a Delaware corporation, its general partner

	By:	/s/ Gerald J. Reihsen, III
	Name:	Gerald J. Reihsen, III
	Title:	Executive Vice President

ASSIGNMENT OF AGREEMENT OF SALE — The Gallery at NoHo Commons

ASSIGNEE:

BEHRINGER HARVARD NOHO, LLC, a Delaware limited liability company

By:	/s/ Gerald J. Reihsen, III
Name:	Gerald J. Reihsen, III
Title:	Executive Vice President-Corporate
Development & Legal and Secretary